UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

May 11, 2018

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2018 our Board amended our Bylaws so that the number of directors would be between three and eleven as fixed from time to time by the Board, provided that the current size of the Board would be five directors, except that if there were two or more vacancies then the size of the Board would be three (unless in each case, otherwise fixed by the Board). Previously, the Bylaws had provided that there would be between three and eleven directors, as fixed from time to time by the Board.

In addition a quorum for meetings of the Board, was changed from one-half of the size of the Board to one-third of the size of the Board.

The amendments to the Bylaws are attached as Exhibit 3.1 and the complete bylaws with the amendments are attached as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amendments to Bylaws of May 11, 2018

3.2	Acura Pharmaceuticals, Inc. Bylaws, as amended on May 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: May 11, 2018

Exhibit Index

Exhibit Number	Description

3.1	Amendments to Bylaws of May 11, 2018

3.2	Acura Pharmaceuticals, Inc. Bylaws, as amended on May 11, 2018